Exhibit 3.2

THIRD AMENDED AND RESTATED

BYLAWS

OF

BIRNER DENTAL MANAGEMENT SERVICES, INC.

i

ii

BYLAWS

OF

BIRNER DENTAL MANAGEMENT SERVICES, INC.

ARTICLE I

PRINCIPAL OFFICE AND REGISTERED AGENT

Section 1.1        PRINCIPAL OFFICE.  The principal office of the Corporation may be located within or outside the State of Colorado as set forth in the Articles of Incorporation, provided that the Board of Directors of the Corporation (the “Board of Directors”) may at any time change the location of the principal office by making the appropriate filing with the Colorado Secretary of State. The Corporation may have other offices, both within and outside the State of Colorado, as the Board of Directors from time to time shall determine or the business of the Corporation may require.

Section 1.2         REGISTERED AGENT. The registered agent’s name and address of the Corporation shall be as set forth in the Corporation’s Articles of Incorporation. The Board of Directors may at any time change the registered agent and office by making the appropriate filing with the Secretary of State.

Section 1.3          BOOKS AND RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into readable form within a reasonable time. The Corporation shall so convert any records so kept upon the written request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II

SHAREHOLDERS

Section 2.1         PLACE OF MEETING.  Meetings of the shareholders shall be held either at the principal office of the Corporation or at any other place, either within or without the State of Colorado, as shall be fixed by the Board of Directors and designated in the notice of the meeting or executed waiver of notice. The Board of Directors may, in its discretion, determine that the meeting may be held solely by means of telecommunication as set out in Section 2.2 below.

Section 2.2        MEETINGS OF SHAREHOLDERS BY TELECOMMUNICATION.  If authorized by the Board of Directors, and subject to any guidelines and procedures adopted by the Board of Directors, shareholders not physically present at a meeting of shareholders may participate in a meeting of shareholders by means of telecommunication, and shall be deemed present and entitled to vote at the meeting, subject to the conditions imposed by applicable law.

Section 2.3        ANNUAL MEETING.  The annual meetings of shareholders for the election of directors to succeed those directors whose terms expire and for the transaction of such other business as may come before the meeting shall be held each year at such date, time and place, either within or without the State of Colorado, as may be designated by resolution of the Board of Directors from time to time; provided, however, that an annual meeting shareholders shall be held each year on a date that is within the earlier of six months after the close of the last fiscal year or fifteen months after the last annual meeting. If the day so fixed for such annual meeting shall be a legal holiday at the place of the meeting, then such meeting shall be held on the next succeeding business day at the same hour.  Failure to hold the annual meeting at the designated time shall not affect the validity of any action taken by the Corporation nor result in the dissolution of the Corporation. If the Board of Directors fails to call the annual meeting, any shareholder may make a demand in writing to any officer of the Corporation that an annual meeting be held.

Section 2.4          SPECIAL SHAREHOLDERS’ MEETINGS.  Special meetings of the shareholders may be called by the President, Chair of the Board of Directors, the Board of Directors, or by the holders of at least ten percent (10%) of all the shares entitled to vote at the proposed special meeting. The record date for determining shareholders entitled to call a special meeting is the date the first shareholder signs the notice of that meeting. Only business within the purpose or purposes described in the notice may be conducted at a special meeting of the shareholders.

Section 2.5          RECORD DATE FOR SHAREHOLDER ACTION.  For the purpose of determining shareholders entitled to notice of or to vote at any regular or special meeting of shareholders or any adjournment thereof, the record date shall be:

(a)         the date specified by the Board of Directors in the notice of the meeting;

(b)         the close of business on the day before the notice of the meeting is mailed to shareholders, if no date is specified by the Board of Directors; or

(c)         the date set by the law applying to the type of action to be taken for which a record date must be set, if no notice of meeting is mailed to shareholders.

Any record date fixed hereunder may not be more than seventy (70) days before the meeting or action requiring a determination of the shareholders.

In the case of action by written consent of the shareholders without a meeting, the record date shall be the date that the Corporation first receives a writing upon which action is taken.

A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date that is more than one hundred and twenty (120) days after the date fixed for the original meeting.

Section 2.6       NOTICE OF SHAREHOLDERS’ MEETING.  Written or printed notice of any annual or special meeting of shareholders shall be given to any shareholder entitled to notice not less than ten (10) days nor more than sixty (60) days before the date of the meeting, except that if the number of authorized shares is to be increased, at least thirty (30) days’ notice must be given. Such notice shall state:

(a)         the time and date of the meeting;

(b)         the place of the meeting (if any);

(c)        the means of any telecommunication authorized by the Board of Directors by which shareholders may be considered present and may vote at the meeting; and

(d)        the purpose or purposes for which the meeting is called if (i) the meeting is a special meeting or (ii) notice of the meeting’s purpose is required by the Colorado Business Corporation Act (the “BCA”).

Notice shall be given to a shareholder (a) in person or by mail or private carrier, and (b) by facsimile transmission or email if consented to by the shareholder.

Any person entitled to notice of a shareholders’ meeting may sign a written waiver of notice either before or after the time of the meeting. The participation or attendance at a shareholders’ meeting of a person entitled to notice constitutes waiver of notice, except where the person attends for the specific purpose of objecting on the ground that the meeting is not lawfully called or convened.

Section 2.7         VOTING LISTS. The officer or agent having charge of the stock transfer records for shares of the Corporation shall prepare before each shareholders’ meeting, a complete record of the shareholders entitled to vote at the meeting or any adjournment of the meeting, an alphabetical list of all shareholders entitled to notice of the meeting, arranged by voting group and by class and series of share, with the address of and the number of shares held by each shareholder. The list shall be available for inspection by any shareholder beginning the earlier of ten (10) days before the meeting for which the list was prepared or two (2) business days after the notice of the meeting is given and continuing through the meeting, and any adjournment of the meeting during regular corporate hours at the principal office of the Corporation or a place in the city in which the meeting will be held as identified in the meeting notice. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the entire meeting, and any adjournment thereafter.

If any shareholders are participating in the meeting by means of telecommunication, the list must be open to examination by the shareholders for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list must be provided to shareholders with the notice of the meeting.

Section 2.8          QUORUM OF SHAREHOLDERS.  A quorum shall be present for action on any matter at a shareholder meeting if a majority of the votes entitled to be cast on the matter by a voting group are represented in person, by the use of telecommunication or by proxy.

Unless otherwise required by law, the Articles of Incorporation or these Bylaws, once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct any business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. In no event shall quorum consist of less than one-third (1/3) of the votes entitled to be cast on the matter by a voting group.

The shareholders represented in person, by the use of telecommunication or by proxy at a meeting of shareholders at which a quorum is not present may adjourn the meeting until a time and place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting. At such adjourned meeting at which the requisite amount of voting shares shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 2.9         CONDUCT OF MEETINGS.  The Board of Directors, as it shall deem appropriate, may adopt by resolution rules and regulations for the conduct of meetings of the shareholders. At every meeting of the shareholders, the Chair of the Board, or in his or her absence or inability to act, a director or officer designated by the Board of Directors, shall serve as the presiding officer of the meeting. The Secretary or, in his or her absence or inability to act, the person whom the presiding officer of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

The presiding officer shall determine the order of business and, in the absence of a rule adopted by the Board of Directors, shall establish rules for the conduct of the meeting. The presiding officer shall announce the close of the polls for each matter voted upon at the meeting, after which not ballots, proxies, votes, changes, or revocations will be accepted. Polls for all matters before the meeting will be deemed to be closed upon final adjournment of the meeting.

Section 2.10       VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the Articles of Incorporation provide for more or less than one vote per share or limits or denies voting rights to the holders of the shares of any class or series.

If a quorum of a voting group exists, favorable action on a matter, other than the election of directors, will be approved by a voting group if the votes cast within the group favoring the action exceed the votes cast opposing the action, unless a greater or lesser number of votes is required by law or a greater number of votes is required by the Articles of Incorporation, these Bylaws, or a resolution of the Board of Directors requiring receipt of a greater affirmative vote of the shareholders, including more separate voting groups.

The Articles of Incorporation prohibit shareholders from cumulating their votes in the election of directors of the Corporation.

Shares of the Corporation’s stock owned by the Corporation itself or by another corporation or entity, the majority of the voting stock or interest of which is owned or controlled by the Corporation, shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time. Nothing in this section shall be construed as limiting the right of the Corporation or any domestic or foreign corporation or other entity to vote shares held or controlled by it in a fiduciary capacity.

Shares owned by another corporation, domestic or foreign, may be voted by any officer, agent, or proxy, or other legal representative authorized to vote such shares under the law of incorporation of such corporation.

Shares registered in the name of a deceased person, a minor ward or a person under legal disability may be voted by his or her administrator, executor, or court appointed guardian, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, or court appointed guardian. Shares registered in the name of a trustee may be voted by him or her, either in person or by proxy. Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so is contained in an appropriate court order in which the receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the transferred shares.

Section 2.11         VOTING BY PROXY OR NOMINEE.  A shareholder may vote either in person or by proxy or proxies appointed in writing signed by the shareholder or his or her attorney-in-fact. An appointment form sufficient to appoint a proxy includes any transmission that creates a record capable of authentication, including, but not limited to, a telegram, teletype, electronic mail, or other electronic transmission, providing a written statement for the appointment of the proxy, from which it can be determined that the shareholder transmitted or authorized the transmission for the appointment. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized by the Corporation to tabulate votes before the proxy exercises the proxy’s authority under the appointment.

No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Proxies coupled with an interest include the appointment as proxy of a pledgee; a person who purchased or agreed to purchase the shares; a creditor of the Corporation who extended it credit under terms requiring the appointment; an employee of the Corporation whose employment contract requires the appointment, or a party to a voting agreement created under the BCA.

Such an irrevocable proxy is revoked when the interest with which it is coupled is extinguished, but such revocation does not affect the right of the Corporation to accept the proxy’s authority unless the Secretary (or other officer or agent authorized by the Corporation to tabulate votes), before the proxy exercises the proxy’s authority under the appointment, received notice (a) that the appointment was coupled with that interest and that the interest is extinguished, or (b) of the revocation of the appointment.

A person holding shares in a representative or fiduciary capacity may vote such shares without a transfer of such shares into such person’s name. However, if the Corporation requests, evidence of this status acceptable to the Corporation must be presented to the Corporation.

Section 2.12        ACTION BY SHAREHOLDERS WITHOUT A MEETING.  Except as prohibited by the BCA or the Articles of Incorporation, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting upon the written consent of all of the shareholders entitled to vote on such action. The consents shall be filed with the Secretary of the Corporation for inclusion with the records of meetings of the Corporation.

ARTICLE III

DIRECTORS

Section 3.1          BOARD OF DIRECTORS.  The business and affairs of the Corporation shall be managed under the direction of the Board of Directors, except for such powers expressly conferred upon or reserved to the shareholders, and subject to any limitations set forth by law, by the Articles of Incorporation or by these Bylaws.

Directors need not be residents of the State of Colorado or shareholders of the Corporation.

Section 3.2          NUMBER OF DIRECTORS.  The number of directors shall be one (1), provided that, subject to any provisions in these Bylaws, the number may be increased or decreased from time to time by an amendment to these Bylaws adopted by the Board of Directors or shareholders. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent director.

Section 3.3         TERM OF OFFICE.  At the first annual meeting of shareholders and at each annual meeting thereafter, the holders of shares entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting, the director’s successor has been selected and qualified, or the director’s earlier death, resignation or removal.

Section 3.4          REMOVAL.  Any or all of the directors may be removed at any time, with or without cause, only if the number of votes cast in favor of removal exceeds the number of votes cast against removal by a vote of the holders of the shares then entitled to vote at an election of the director or directors, at any meeting of shareholders called expressly for that purpose. The meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director(s).

Section 3.5          RESIGNATION.  A director may resign at any time by giving notice in writing or by electronic transmission to the Corporation. A resignation is effective when the notice is received by the Corporation unless the notice specifies a future date. Acceptance of the resignation shall not be required to make the resignation effective. The pending vacancy may be filled in accordance with Section 3.6 of these Bylaws before the effective date, but the successor shall not take office until the effective date.

Section 3.6         VACANCIES.  Vacancies and newly created directorships, whether resulting from an increase in the size of the board of directors or due to the death, resignation, disqualification or removal of a director or otherwise, may be filled by election at an annual or special meeting of shareholders called for that purpose, or by the affirmative vote of a majority of the remaining directors then in office, even though there is less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

Section 3.7          MEETINGS OF DIRECTORS. An annual meeting of directors shall be held immediately and without notice after and at the place of the annual meeting of shareholders. Other regular meetings of the directors may be held at such times and places within or outside Colorado as the directors may fix by resolution.

Special meetings of the Board of Directors may be called by the President, by the Chairman of the Board, if any, by the Secretary, by any two directors, or by one director if there is only one director.

Section 3.8          MEETINGS BY TELECOMMUNICATION.  The Board of Directors may permit any or all directors to participate in all or any part of a meeting by means of telecommunication or any means of communication by which all directors participating in the meeting are able to hear each other during the meeting.

Section 3.9          NOTICE OF DIRECTORS’ MEETINGS.  Regular meetings of the Board of Directors may be held without notice of the date, time, place (if any), or purpose of the meeting. All special meetings of the Board of Directors shall be held upon not less than one (1) days’ notice. Such notice shall state:

(a)         the time and date of the meeting;

(b)         the place of the meeting (if any); and

(c)         the means of any telecommunication by which directors may participate at the meeting; and

(d)       the business to be transacted at the meeting or the purpose or purposes for which the meeting is called if the meeting is a special meeting.

Notice shall be given to a director (a) in person or by mail or private carrier, and (b) by facsimile transmission or email if consented to by the director.

Section 3.10         WAIVER OF NOTICE.  Any director entitled to notice of a meeting may sign a written waiver of notice either before or after the time of the meeting. A director’s attendance at any meeting shall constitute a waiver of notice of the meeting, except when the director objects:

(a)        at the beginning of the meeting (or promptly on late arrival) to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting; or

(b)        to transacting business with respect to the purpose for which special notice was required and does not thereafter vote for or assent to action taken at the meeting with respect to such purpose.

An electronic or other transmission capable of authentication that appears to have been sent by a person described in this section and that contains a waiver by that person is a writing for the purposes of this section.

Section 3.11        QUORUM OF DIRECTORS.  A majority of the directors as fixed in these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present at the time of the act shall be the act of the Board of Directors, unless the vote of a greater number is required by the BCA, the Articles of Incorporation, or these Bylaws.

The directors at a meeting for which a quorum is not present may adjourn the meeting until a time and place as may be determined by a vote of the directors present at that meeting. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting, or of the business to be transacted at the adjourned meeting, other than by announcement at the meeting at which the adjournment is taken.

Section 3.12       COMPENSATION.  Directors, as such, shall not receive any stated salary for their services. By resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at any meeting of the Board of Directors or committee thereof. A director shall not be precluded from serving the Corporation in any other capacity and receiving compensation for services in that capacity.

Section 3.13        ACTION BY DIRECTORS WITHOUT A MEETING.  Unless otherwise provided in these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if all of the directors in office, or all of the committee members then appointed, consent to such action in writing.

Section 3.14       COMMITTEES OF THE BOARD OF DIRECTORS.  The Board of Directors, by resolution adopted by a majority, may designate one or more directors to constitute one or more committees, to exercise the authority of the Board of Directors to the extent provided in the resolution establishing the committee and permitted by law. A committee of the Board of Directors does not have the authority to:

(a)         authorize distributions;

(b)         approve or propose to shareholders any action that the BCA requires to be approved by shareholders;

(c)         fill vacancies on the Board of Directors or on any of its committees;

(d)         amend the Articles of Incorporation;

(e)         adopt, amend, or repeal bylaws;

(f)         approve a plan of conversion or merger not requiring shareholder approval;

(g)        authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or

(h)      authorize or approve the issuance or sale of shares, or a contract for the sale of shares, or determine the relative rights, preferences and limitations of a class or series of shares, unless the Board of Directors authorizes a committee or an officer to do so within specifically prescribed limits.

The designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

ARTICLE IV

OFFICERS

Section 4.1          POSITIONS AND ELECTION.  The officers of the Corporation shall be elected by the Board of Directors and shall be a President, a Treasurer, and a Secretary and any other officers, including assistant officers and agents, as may be deemed necessary by the Board of Directors. Any two or more offices may be held by the same person.

Each officer shall serve until a successor is elected and qualified or until the death, resignation or removal of that officer. Vacancies or new offices shall be filled at the next regular or special meeting of the Board of Directors. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.2          REMOVAL AND RESIGNATION.  Any officer elected or appointed by the Board of Directors may be removed with or without cause by an affirmative vote of the majority of the Board of Directors at any regular or special meeting. Removal shall be without prejudice to the contract rights, if any, of the officer so removed. Any officer or assistant officer appointed by an authorized officer may be removed at any time with or without cause by any officer with authority to appoint such officer of assistant officer.

Any officer may resign at any time by delivering notice in writing or by electronic transmission to the Secretary of the Corporation. Resignation is effective when the notice is delivered unless the notice provides a later effective date. Any vacancies may be filled in accordance with Section 4.1 of these Bylaws.

Section 4.3          POWERS AND DUTIES OF OFFICERS.  The powers and duties of the officers of the Corporation shall be as provided from time to time by resolution of the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers. In the absence of such resolution, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation subject to the control of the Board of Directors.

ARTICLE V

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 5.1        NATURE OF INDEMNITY.  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or a person of whom he is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so by the BCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 5.2 of these Bylaws, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors.  The right to indemnification conferred in this ARTICLE V shall be a contract right and, subject to Section 5.2 and Section 5.5 of these Bylaws, shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition.  The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

Section 5.2          PROCEDURE FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS.  Any indemnification of a director or officer of the Corporation under Section 5.1 of these Bylaws or advance of expenses under Section 5.5 of these Bylaws shall be made promptly, and in any event within thirty (30) days, upon the written request of the director or officer.  If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this ARTICLE V is required, and the Corporation fails to respond within sixty (60) days to a written request for indemnity, the Corporation shall be deemed to have approved the request.  If the Corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this ARTICLE V shall be enforceable by the director or officer in any court of competent jurisdiction.  Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the BCA for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the BCA, nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 5.3       NONEXCLUSIVITY OF ARTICLE V.  The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this ARTICLE V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, these Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

Section 5.4         INSURANCE.  The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under this ARTICLE V.

Section 5.5         EXPENSES.  Expenses incurred by any person described in Section 5.1 of these Bylaws in defending a proceeding shall be paid by the Corporation in advance of such proceeding’s final disposition unless otherwise determined by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation.  Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 5.6          EMPLOYEES AND AGENTS.  Persons who are not covered by the foregoing provisions of this ARTICLE V and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

Section 5.7          CONTRACT RIGHTS.  The provisions of this ARTICLE V shall be deemed to be a contract right between the Corporation and each director or officer who serves in any such capacity at any time while this ARTICLE V and the relevant provisions of the BCA or other applicable law are in effect, and any repeal or modification of this ARTICLE V or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

Section 5.8         MERGER OR CONSOLIDATION.  For purposes of this ARTICLE V, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corpora-tion (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corpora-tion if its separate existence had continued.

ARTICLE VI

SHARE CERTIFICATES AND TRANSFER

Section 6.1          CERTIFICATES REPRESENTING SHARES.  Certificates representing shares of the Corporation shall state:

(a)         the name of the Corporation and that it is organized under the laws of the State of Colorado;

(b)         the name of the person to whom issued;

(c)         the number and class of shares and the designation of the series, if any, which the certificate represents; and

(d)         a conspicuous statement setting forth any restrictions on the transfer of the shares.

No share shall be issued until the consideration therefor, fixed as provided by law, has been fully paid.

The Corporation shall, within a reasonable time after the issuance or transfer of uncertificated shares, send to the registered owner of uncertificated shares a written notice containing the information required to be set forth or stated on certificates pursuant to the BCA. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Section 6.2         TRANSFERS OF SHARES.  Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of shares shall be made on the books of the Corporation only by the holder of record thereof, by such person’s attorney lawfully made in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the share records of the Corporation by an entry showing from and to whom the shares were transferred.

Section 6.3          REGISTERED SHAREHOLDERS.  The Corporation may treat the holder of record of any shares issued by the Corporation as the holder in fact thereof, for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with the laws of Colorado, or giving proxies with respect to those shares.

Neither the Corporation nor any of its officers, directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person possesses a certificate for those shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express notice thereof, except as otherwise provided by law.

Section 6.4          LOST OR REPLACEMENT CERTIFICATES.  The Corporation may issue a new certificate for its shares in place of any certificate theretofore issued and alleged by its owner of record or such owner’s authorized representative to have been lost, stolen, or destroyed if the Corporation, transfer agent, or registrar is not on notice that such certificate has been acquired by a bona fide purchaser. A replacement certificate may be issued upon such owner’s or representative’s compliance with all of the following conditions:

(a)         the owner shall file with the Secretary of the Corporation and the transfer agent or the registrar, if any, a request for the issuance of a new certificate, together with an affidavit in form satisfactory to the Secretary and transfer agent or registrar, if any, setting forth the time, place, and circumstances of the loss;

(b)         the owner also shall file with the Secretary and the transfer agent or the registrar, if any, a bond with good and sufficient security acceptable to the Secretary and the transfer agent or the registrar, if any, conditioned to indemnify and save harmless the Corporation and the transfer agent or the registrar, if any, from any and all damage, liability, and expense of every nature whatsoever resulting from the Corporation, the transfer agent, or the registrar issuing a new certificate in place of the one alleged to have been lost, stolen, or destroyed; and

(c)         the owner shall comply with such other reasonable requirements as the Chairman of the Board, the President, the Secretary, or the Board of Directors and the transfer agent or the registrar, if any, shall deem appropriate under the circumstances.

A new certificate may be issued in lieu of any certificate previously issued that has become defaced or mutilated upon surrender for cancellation of a part of the old certificate sufficient, in the opinion of the Secretary and the transfer agent or the registrar, if any, to identify the owner of the defaced or mutilated certificate, the number of shares represented thereby, and the number of the certificate and its authenticity and to protect the Corporation and the transfer agent or the registrar against loss or liability. When sufficient identification for such defaced or mutilated certificate is lacking, a new certificate may be issued upon compliance with all of the conditions set forth in this Section 6.4 in connection with the replacement of lost, stolen, or destroyed certificates.

ARTICLE VII

DISTRIBUTIONS

Section 7.1         DECLARATION.  The Board of Directors may authorize, and the Corporation may make, distributions to its shareholders in cash, property, or shares of the Corporation to the extent permitted by the Articles of Incorporation, and the BCA.

Section 7.2         RECORD DATE FOR DIVIDENDS AND DISTRIBUTIONS.  For the purpose of determining shareholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the Board of Directors may, at the time of declaring the distribution or share dividend, set a date no more than sixty (60) days prior to the date of the distribution or share dividend. If no record date is fixed, the record date shall be the date on which the resolution of the Board of Directors authorizing the distribution or share dividend is adopted.

ARTICLE VIII

MISCELLANEOUS

Section 8.1        SEAL.  The Corporation may adopt a corporate seal in a form approved by the Board of Directors. The Corporation shall not be required to use the corporate seal and the lack of the corporate seal shall not affect the validity of any instrument or action.

Section 8.2        CHECKS, DRAFTS, ETC.  All checks, drafts or other instruments for payment of money or notes of the Corporation shall be signed by an officer or officers or any other person or persons as shall be determined from time to time by resolution of the Board of Directors.

Section 8.3          FISCAL YEAR.  The fiscal year of the Corporation shall be as determined by the Board of Directors.

Section 8.4          CONFLICT WITH APPLICABLE LAW OR ARTICLES OF INCORPORATION.  These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

Section 8.5          INVALID PROVISIONS.  If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

Section 8.6          EMERGENCY BYLAWS.  The Board of Directors may adopt emergency bylaws, subject to repeal or change by action of the shareholders, which shall be operative during any emergency in the conduct of the business of the Corporation. For the purposes of this Section 8.6, an emergency arises when a quorum of the Board of Directors cannot readily be obtained because of some catastrophic event.

Emergency bylaws may contain any provisions necessary for managing the Corporation during the emergency, including provisions that:

(a)         (a) a meeting of the Board of Directors may be called by any officer or director in such manner and under such conditions as shall be prescribed in the emergency bylaws.

(b)        The director(s) in attendance at the meeting, or any greater number fixed by the emergency bylaws, shall constitute a quorum.

(c)         The officers or other persons designated in a list approved by the Board of Directors before the emergency shall, to the extent required to provide a quorum at any meeting of the board, be deemed directors for such meeting.

Before or during any such emergency, the Board of Directors may:

(a)        Designate lines of succession in the event that, during such an emergency, any or all officers or agents of the Corporation shall be rendered incapable of discharging their duties.

(b)         Change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do, said change or designation to be effective during the emergency.

Unless otherwise provided in the emergency bylaws, during any such emergency:

(a)         Notice of a meeting of the Board of Directors need be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time.

(b)        To the extent required to constitute a quorum at a meeting of the Board of Directors, the officers of the corporation who are present shall be deemed, in order of rank and within the same rank in order of seniority, directors for such meeting.

To the extent not inconsistent with the emergency bylaws so adopted, the Bylaws of the corporation shall remain in effect during any such emergency and upon its termination, the emergency bylaws shall cease to be operative.

No officer, director, or employee acting in accordance with the emergency bylaws shall be liable except for willful misconduct. No officer, director, or employee shall be liable for any action taken by him in good faith in such an emergency in furtherance of the ordinary business affairs of the Corporation even though not authorized by the bylaws then in effect.

ARTICLE IX

AMENDMENT OF BYLAWS

Section 9.1          SHAREHOLDERS.  These Bylaws may be amended, repealed, or otherwise altered by the shareholders.

Section 9.2         BOARD OF DIRECTORS.  These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the Board of Directors. The fact that the power to alter, amend, repeal or adopt the Bylaws has been conferred upon the Board of Directors shall not divest the shareholders of the same powers.